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                                                                    EXHIBIT 99.2

                           ATMOS ENERGY CORPORATION
                         LONG-TERM STOCK PLAN FOR THE
                      UNITED CITIES GAS COMPANY DIVISION

                          CUMULATIVE AWARD AGREEMENT
                          --------------------------

     THIS AGREEMENT, made this _____ day of July, 1997, between Atmos Energy Corporation, a Texas corporation (the "Company"), and
___________________________ (the "Optionee"), entered into pursuant to the Atmos Energy Corporation Long-Term Stock Plan for the United Cities Gas Company Division, as the same may be amended from time to time (the "Plan").

                                  WITNESSETH:

     WHEREAS, on July 19, 1996, Atmos Energy Corporation (the "Company") and United Cities Gas Company, an Illinois and Virginia corporation ("United Cities") entered into that certain Agreement and Plan of Reorganization, which was amended on October 3, 1996 by Amendment No. 1 to the Agreement and Plan of Reorganization (collectively, the "Reorganization Agreement"), pursuant to which United Cities will be merged with and into the Company on July 31, 1997 (the "Merger") with the Company as the surviving corporation; and

     WHEREAS, pursuant to Section 4.9 of the Reorganization Agreement, the Company agreed to continue in effect the former United Cities Long-Term Stock Plan of 1989 (the "United Cities Plan"), following the consummation of the Merger; and

     WHEREAS, although it may do so, the Company does not contemplate granting or awarding any further Incentive Stock Options, Nonqualified Stock Options and Stock Appreciation Rights or any combination thereof under the Plan. The Company also does not contemplate issuing any Restricted Stock, none of which was issued by United Cities. The Company plans only to allow all outstanding grants originally awarded under the United Cities Plan to be exercised, pursuant to which the holders will receive shares of common stock, no par value of the Company ("Stock") in lieu of shares of United Cities common stock, no par value ("United Cities Stock"); and

     WHEREAS the Optionee was regarded as a "Key Employee", as defined in the United Cities Plan, and the Compensation Committee of the Board of Directors of United Cities had determined that it was to the advantage and in the interest of United Cities to grant the options provided for herein to the Optionee as an inducement to remain in the service of United Cities or of one of its subsidiaries ("Subsidiaries") and as an incentive for increased effort during such service; and

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     WHEREAS, the Company desires to enter into this Agreement with the Optionee in order to assume the obligation pursuant to Section 4.9 of the Reorganization Agreement to issue Stock pursuant to the exercise of all options (both non-qualified and incentive) and stock appreciation rights ("SARs") granted by United Cities prior to the consummation of the Merger.

     NOW, THEREFORE, in consideration of the premises and subject to the terms and conditions set forth herein and in the Plan, the parties hereto agree that this Agreement is subject in all respects to the terms of the Plan, all of which terms are made a part of and incorporated into this Agreement, and further agree as follows:

     1.  Grant of Option
         ---------------

     Pursuant to the provisions of the United Cities Plan, United Cities had granted, on the dates reflected in Appendix A, to the Optionee an option (the "Option") to purchase from United Cities pursuant to the type of Option (whether non-qualified or incentive) set forth in Appendix A, the number of shares of United Cities Stock set forth in Appendix A at the purchase price set forth in Appendix A, which was the fair market value as of the date of grant. Pursuant to Section 4.9 of the Reorganization Agreement, the Company will assume the obligation to issue an equivalent number of shares of Stock upon the exercise of each outstanding Option beginning August 1, 1997.

     2.   Period of Exercise of Options
          -----------------------------

     Subject to the provisions of Section 4, "Termination," if the Optionee is employed by the Company or a Subsidiary on any anniversary date specified in Appendix A, and has been continuously employed with the Company or a Subsidiary since the effective time of the Merger on July 31, 1997, then each Option outstanding on July 31, 1997, as set forth in Appendix A, will vest an additional twenty percent (20%) on each such anniversary date occurring after July 31, 1997 and will be exercisable on such date, except to the extent previously exercised. Each Option shall expire ten years after the date of its respective grant.

     3.   Method of Exercise and Payment
          ------------------------------

     An Option shall be exercised by delivery to the Company on any business day of written notice in a format acceptable to the Company specifying the number of option shares the Optionee then desires to purchase. The option exercise notice shall be accompanied by payment of the aggregate option price for such number of option shares in cash or stock already owned by the person exercising such Option, or any combination thereof.

     Within a reasonable period of time after the Option exercise, the Company shall issue shares of Stock to the Optionee provided full payment has been received thereon and the person exercising the Option shall have complied with all requirements set forth in the Plan this Agreement.

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     4.   Termination
          -----------

          Each Option as set forth in Appendix A shall terminate upon the occurrence of the first of the following events:

          A.  The expiration of the Option.

          B. The termination of the Optionee's employment with the Company or Subsidiary, except in the case of the Optionee's retirement, death or disability.

          C. The expiration of a three month period commencing on the date of the Optionee's retirement.

          D. The expiration of a one year period commencing on the date of the Optionee's termination of employment because of death or disability.

          E.  If applicable, the termination of the Option in accordance with
              Section 8, "Result of Exercising SAR's on Related Option."

     5.   Grant of Stock Appreciation Rights
          ----------------------------------

     Pursuant to the provisions of the Plan, United Cities had granted to the Optionee stock appreciation rights ("SARs") with respect to the number of shares of United Cities Stock subject to an Option as set forth in Appendix A.
Pursuant to Section 4.9 of the Reorganization Agreement, the Company will assume
the obligation with respect to such SARs beginning July 31, 1997.   SARs shall
entitle the Optionee to surrender such Option in whole or in part, to the extent such Option is otherwise exercisable, and to receive from the Company cash and/or shares of Stock in an amount equal to the excess of the aggregate fair market value of the Stock with respect to which the Option is otherwise exercisable on the date such Option is surrendered over the option price of the shares of Stock the subject thereof.

     6.   Period of Exercise of SARs
          --------------------------

     SARs shall be exercisable during the period of time that the corresponding portion of the applicable Option is exercisable. The Committee may, in its discretion, impose such conditions upon the exercise of any SARs granted hereunder as it deems in the best interests of the Optionee or the Company, including such conditions as may be imposed in accordance with rules promulgated by the Securities and Exchange Commission.

     7.   Exercise and Payment of SARs
          ----------------------------

     All or any portion of SARs hereby granted shall be exercised by the Optionee by delivery to the Company on any business day on which such SARs are exercisable in accordance with Section 6 a written notice in a format acceptable to the Company specifying the number of option

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shares in respect of which the Optionee desires SARs to be exercised. The SAR exercise notice shall state that the Optionee is surrendering the portion of the Option relating to the number of option shares covered by the notice.

     The Committee shall determine whether the Optionee will be paid in cash or in shares of Stock or in any combination thereof. Any shares of Stock transferred to the Optionee upon the exercise of any SAR's hereunder shall be valued at its fair market value on the SAR exercise date. Within a reasonable period of time after the SAR exercise, the Company shall deliver shares of Stock or pay the cash payment, as determined by the Committee, to the Optionee in consideration of the exercise of SARs and shall cancel the related portion of the applicable Option as provided in Section 8 below.

     8.   Result of Exercising SARs on Related Option
          -------------------------------------------

     The right of an Optionee to exercise SARs shall terminate to the extent that such SARs are exercised or to the extent that such Optionee exercises such applicable Option. The right of an Optionee to exercise such Option shall terminate to the extent exercised or to the extent that option shares covered by such Option are used to calculate amounts receivable upon the exercise of SARs under Section 7 herein.

     9.   Tax Withholding
          ---------------

     The delivery of any Stock certificates by the Company shall not be made until the Optionee has made arrangements for the payment of any amounts required to be withheld or paid under any applicable federal, state, or local income taxes. Any cash payment shall be made net of any applicable federal, state and local withholding taxes.

     10.  Construction
          ------------

     Any determination or interpretation by the Committee under this Agreement shall be final and conclusive on all persons. In the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

     11.  Amendment
          ---------

     The Committee shall have the right to amend this Agreement from time to time as provided in the Plan in any manner for the purpose of promoting the objectives of the Plan, provided that no such amendment shall impair the Optionee's rights under this Agreement without the Optionee's consent.

     12.  Change of Control
          -----------------

     Notwithstanding any other provisions of this Agreement, any Option which has not expired under its terms and is held by the Optionee at the time of a Change of Control, with

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respect to the Company, which shall mean the consummation of a Business
Combination, as defined under the Articles of Incorporation of United Cities as they existed at July 31, 1997, shall be exercisable as of the date of such Change of Control.

     13.  Notices
          -------

     Any notice required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when received, if delivered personally, or when mailed, if sent by prepaid first class mail addressed as follows:

          A.  If to the Company or the Committee:

                    Atmos Energy Corporation
                    Attn: Secretary
                    5430 LBJ Freeway
                    Three Lincoln Centre, Suite 1800
                    Dallas, TX  75240

          B. If to the Optionee, at his address as shown on the records of the Company, or at such other address as the Optionee, by notice to the Company, may designate in writing from time to time.

     IN WITNESS WHEREOF, Atmos Energy Corporation has caused this Agreement to be executed on its behalf by its duly authorized officer, and the Optionee has hereunto set his hand, both as of the day and year first above written.


_____________________________________    ____________________________________
Chairman of Human Resources Committee                 President
 of the Board of Directors


                                         ____________________________________
                                                     Optionee

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                                  APPENDIX A
                          CUMULATIVE AWARD AGREEMENT

                           ATMOS ENERGY CORPORATION
                      LONG-TERM STOCK OPTION PLAN FOR THE
                      UNITED CITIES GAS COMPANY DIVISION

                        NAME: _________________________

                   I. INCENTIVE STOCK OPTIONS AS OF 7-31-97

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 Date       Grant      Options    Vesting    Options    Options     Options
Issued    Price ($)    Granted       %       Vested    Exercised   Available
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                II.A NON-QUALIFIED STOCK OPTIONS AS OF 7-31-97

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 Date       Grant      Options    Vesting    Options    Options     Options
Issued    Price ($)    Granted       %       Vested    Exercised   Available
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            II.B STOCK APPRECIATION RIGHTS ("SAR'S") AS OF 7-31-97

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      Date      SAR's      Vesting      SAR's       SAR's        SAR's
     Issued    Granted        %         Vested    Exercised    Available
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